Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Member and Manager

YTGB Operating Holdings, LLC

Rocklin, California

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of YTGB Operating Holdings, LLC and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in member’s capital (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of YTGB Operating Holdings, LLC and subsidiaries as of December 31, 2019 and 2018, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Campbell Taylor Washburn

An Accountancy Corporation

Roseville, California

October 23, 2020

YTGB OPERATING HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash	$726,546	$929,896
Accounts receivable	836,935	315,252
Accounts receivable, related party	32,554	75,704
Inventory, net	4,318,934	5,034,538
Prepaid expenses and other current assets	786,934	1,241,752
Total current assets	6,701,478	7,597,142

Property and equipment, net	1,007,674	1,259,512
Goodwill, net	2,807,936	3,191,508
Intangible assets, net	2,263	447,349
Investment in LLC	-	24,735
Other assets	132,026	275,776
TOTAL ASSETS	$10,651,377	$12,796,022

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,405,880	2,258,395
Accrued liabilities	633,687	442,697
Deferred revenue	1,007,562	2,160,042
Advances from related party	2,511,000	2,323,154
Capital leases obligation, current	39,324	39,181
Long-term debt, current	24,612	42,449
Long-term debt – related party, current	796,106	903,708
Total current liabilities	7,418,171	8,169,626

Capital lease obligation, net of current portion	44,171	79,286
Long-term debt, net of current portion	5,043,109	5,070,518
Long-term debt -related parties, net of current portion	1,574,009	881,541
Total liabilities	14,079,460	14,200,971

Members Capital (deficit):
Members deficit	(3,428,053)	(2,256,323)
Non-controlling interest	-	851,374
Total members deficit	(3,428,083)	(1,404,949)
Total liabilities and member’s deficit	$10,651,377	$12,796,022

See accompanying notes that are an integral part of these financial statements.

YTGB OPERATING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2019 and 2018

	For the Years Ended December 31,
	2019	2018

Revenues	$35,693,918	$30,543,762
Cost of sales	28,270,614	23,404,808
Gross profit	7,423,304	7,138,954

Operating Expenses	7,456,358	8,923,320

Loss from operations	(33,024)	(1,784,366)

Other income (expense):
Other income	239,548	298,324
Interest expense	(588,605)	(614,250)
Other expense	(487,078)	(143,964)
Other expense, net	(836,135)	(458,964)

Net loss	(869,159)	(2,243,330)
Net income attributable to non-controlling interest	346,555	93,347
Net loss attributable to YTGB Operating Holdings, LLC	$(1,215,714)	$(2,339,677)

See accompanying notes that are an integral part of these financial statements.

YTGB OPERATING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S CAPITAL (DEFICIT)

For the Years Ended December 31, 2019 and 2018

	Member’s	Non- Controlling
	Deficit	Interest	Total
Balances, January 1 2018	$124,819	$16,200	$141,019

Purchase of non-controlling interest	(41,465)	(16,200)	(57,665)
Non-controlling interest from acquisition	-	848,077	848,077
Net income (loss)	(2,339,677)	93,347	(2,243,330)
Distribution	-	(93,050)	(93,050)
Balance, December 31, 2018	(2,256,323)	851,374	(1,404,949)

Purchase of non-controlling interest	43,954	(1,078,204)	(1,034,250)
Net income (loss)	(1,215,714)	346,555	(869,159)
Distribution	-	(119,725)	(119,725)
Balance, December 31, 2019	$(3,428,083)	$-	$(3,428,083)

See accompanying notes that are an integral part of these financial statements.

YTGB OPERATING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2019 and 2018

	Years Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(869,159)	$(2,243,330)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	254,429	275,071
Loss on sale of property and equipment	(43,333)	(15,500)
Amortization of intangibles	432,658	528,659
Loss on impairment of intangibles	396,000	-
Gain on debt forgiveness	(228,889)	-
Gain on acquisition of control of LLC	-	(278,798)
Loss from investment in LLC	24,735	6,787
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(521,683)	(163,190)
Accounts receivable, related party	43,150	(29,706)
Inventory	715,604	2,072,863
Prepaid expenses and other current assets	455,243	(1,150,346)
Other assets	143,750	49,359
Increase (decrease) in:
Accounts payable	147,485	(201,034)
Accrued expenses	190,990	(42,823)
Deferred revenue	(1,152,480)	1,720,820
Accrued interest on advances from related parties	187,846	168,248
Net Cash Provided by Operating Activities	176,346	697,080)
Cash Flows from Investing Activities:
Net cash acquired in business combinations	-	88,764)
Capital expenditures	(9,258)	(335,494)
Proceeds from the sale of property and equipment	50,000	88,764
Net Cash Provided by (Used In) Investing Activities	40,742	(230,730)
Cash Flows from Financing Activities:
Advances from related parties	-	990,601
Repayment of advances from related parties	-	(159,607
Distribution to members	(119,725)	(93,050)
Payments on capital lease obligations	(34,972)	(21,268)
Proceeds from long term debt	-	90,106
Repayment of long-term debt	(45,246)	(63,250)
Repayment of long-term debt related-party	(220,495)	(430,040)
Net Cash Provided by (Used in) Financing Activities	(420,438)	280,222

Net Increase(decrease) in Cash and Cash Equivalents	(203,350)	746,572
Cash and Cash Equivalents at Beginning of year	929,896	183,324
Cash and Cash Equivalents at End of year	$726,546	$929,896

See accompanying notes that are an integral part of these financial statements.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1: NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation

YTGB Operating Holdings, LLC (the “Company”) was organized as a California Limited Liability Company in January 2017. YTGB Financial Holdings, LLC is the sole member of the Company. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Yeleko, LLC, Yeleko GUI, LLC and Healthy Harvest Hydro-Organics, LLC. The consolidated financial statements also include the accounts of Oregon Hydro-Organics, LLC. For the period January 1, 2018 through November 30, 2019 the Company owned 51 percent of Oregon Hydro-Organics, LLC. The consolidated financial statements therefore recognize the non-controlling interest attributable to the minority partner. Effective November 30, 2019, the Company purchased the non-controlling interest of Oregon Hydro-Organics, LLC, making the subsidiary wholly-owned by the Company as of that date. All significant intercompany balances and transactions have been eliminated in the consolidation of these financial statements.

The Company is engaged in the retail sale and commercial distribution of greenhouse, nursery, hydroponics, and garden products. The Company operates 5 retail stores in California and Oregon.

Basis of Accounting

The consolidated financial statements are prepared on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents

The Company classifies short-term investments with original maturities of three months or less as cash equivalents.

Accounts Receivable

The Company sells its product and grants trade credit to its customers. Collateral is not required for sales on credit. Management provides for doubtful accounts based on estimated bad debt losses. Accounts receivable are written off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2019 and 2018, there was no allowance for doubtful accounts.

Inventory

Inventory consists of lighting, bulk-soils, greenhouses/films/fans, rolling-tables, liquid-nutrients, bulk-salts, irrigation supplies, fertigation, pumps, water filters, mechanical HVAC systems, extraction equipment and other supplies. Inventory is valued at the lower of cost or net realizable value, with cost determined using the first-in, first-out method, on an average cost method.

The Company obtained 37% and 42% of its inventory purchases from a single vendor during 2019 and 2018, respectively.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1: NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the term of the lease or the economic useful life of the improvement. Estimated useful lives range from three to thirty-nine years. Repairs and maintenance are charged to expense as incurred. Renewals and betterments extending useful lives of assets are capitalized.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows; an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No provision for impairment was recorded in 2019 or 2018.

Goodwill and Intangible Assets

Goodwill is the cost in excess of the fair value of net assets acquired in business combinations. Intangible assets consist of non-compete agreements and a trademark. The Company has elected the accounting alternative for amortizing goodwill on a straight line basis over a 10 year period, or a shorter period if that period is more appropriate. Entities making the election will test goodwill for impairment only when a triggering event occurs, instead of annually. The Company has elected to amortize goodwill over a ten year period. The Company will perform any tests for impairment of goodwill at the entity level, if a triggering event occurs that indicates the fair value is below the carrying amount. The non-compete agreements are being amortized over a 5 year period, the term of the agreement. In April 2019, the net book value of the non-compete agreements was determined to be impaired to a value of $0. As such, management recorded an impairment loss of $396,000 in 2019 which is included in other expense.

Investment in LLC

The Company had a 25% investment in Buffalo Roots, LLC that was accounted for using the equity method. Under the equity method of accounting, the Company has recorded its initial investment at cost and its proportionate share of undistributed income or loss each period as an increase or decrease in the investment. Distributions from the company are recorded as a reduction in the carrying amount of the investment. Effective January 1, 2019 the Company assigned and transferred its 25% interest to the majority owner of Buffalo Roots, LLC. A $24,735 loss on disposal for the carrying amount of the investment was recorded in 2019.

Revenue Recognition

Revenues from retail store sales are recognized at the point of sale. Commercial distribution sales are recognized when control of the product transfers to the customer. Deferred revenue includes deposits paid by customers for customer orders in which control of the product has not yet transferred to the customer.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1: NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

Shipping and Handling Costs

Shipping and handling costs are included with cost of sales.

Advertising Costs

Advertising costs are recognized as an expense when incurred. Advertising and marketing expenses were $20,875 and $175,511 for the years ended December 31, 2019 and 2018, respectively.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in the preparation of these consolidated financial statements include contractual allowances for accounts receivable, valuation of goodwill and the estimated useful lives of property and equipment.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank accounts that at times may exceed amounts insured by the Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Income Taxes

The Company is a limited liability company and has elected to be taxed at the member level for income tax purposes. Accordingly, taxable income is included in the tax return of the member. The state of California imposes a franchise tax based on sales.

The Company has evaluated income tax positions in accordance with ASC 740-10 and has determined that there are no uncertain tax positions as of December 31, 2019. The Company’s policy is to recognize interest and penalties relating to franchise taxes in operating expenses. The Company is subject to routine audits by taking taxing authorities and is open to examination for the previous three to four years by taxing authorities. There are currently no examinations for any tax periods in progress.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1: NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), the new accounting standard develops a common revenue standard that will remove inconsistencies and weaknesses in revenue requirements, provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices, provide more useful information to users of financial statements, and simplify the preparation of financial statements. In June 2020, the FASB deferred the implementation to periods beginning after December 15, 2019. Application of this standard is effective for the Company for the year ending December 31, 2020. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.

In February 2016, FASB issued Accounting Standards Update ASU No. 2016-02, Leases (Topic 842). The new accounting standard requires lessees to recognize a lease liability measured on a discounted basis and a right-of-use asset for all leases. Application of this standard is effective for the Company for the year ended December 31, 2022. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2019	2018

Furniture and fixtures	$601,320	$601,320
Computer equipment	281,702	277,944
Software	221,046	221,046
Autos	393,625	404,125
Leasehold improvements	570,172	570,172
	2,067,865	2,074,607
Less: Accumulated depreciation and amortization	(1,060,191)	(815,095)
	$1,007,674	$1,259,512

Depreciation and amortization expense was $254,429 and $275,071 in 2019 and 2018, respectively.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 3: GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets consisted of the following at December 31:

	2019	2018

Goodwill	$3,835,725	$3,835,725
Less: Accumulated amortization	(1,027,789)	(644,217)
Goodwill, net	$2,807,936	$3,191,508

Non-compete agreement	$-	$620,000
Non-compete agreement	-	100,000
Trademarks	5,431	5,431
	5,431	725,431
Less: Accumulated amortization	(3,168)	(278,082)
Intangible assets, net	$2,263	$447,349

During 2018, the Company recognized an additional $1,032,503 of goodwill related to the acquisition of additional interest in Oregon Hydro-Organics, LLC. Amortization expense was $432,658 and $528,659 in 2019 and 2018, respectively.

Future estimated amortization of intangible assets is as follows at December 31, 2019:

Year ending December 31:
2020	$1,086
2021	1,086
2022	91
$2,263

NOTE 4: ADVANCES FROM RELATED PARTIES

The Company has received advances from related parties which accrue compounding interest at 8% per annum. The advances have no stated due dates, therefore they are considered due on demand and are classified as a current liability. Advances from related parties consisted of the following at December 31:

	2019	2018

KH	$978,209	$903,241
RH	610,050	563,297
IB	396,964	366,684
DB	382,881	357,936
RH/KH	142,896	131,996
	$2,511,000	$2,323,154

Interest expense incurred on advances from related parties was $187,846 and $168,248 for the years ended December 31, 2019 and 2018, respectively.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 5: CAPITAL LEASE OBLIGATION

The Company has entered into capital leases for forklifts and safes that expire through 2022. Obligations under capital leases have been recorded at the present value of future minimum lease payments. Interest rates on these leases range from 2.06% to 2.86%. The capitalized cost of this equipment was $141,085 at December 31, 2019. Future maturities of capital lease obligations at December 31, 2019 are as follows:

Year ending December 31:
2020	$40,517
2021	40,517
2022	5,396

86,430
Less: Imputed interest	(2,935)

83,495
Less: Current portion	(39,324)
Capital lease obligation, net of current portion	$44,171

NOTE 6: LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

	2019	2018

Note payable to an LLC, collateralized by 51% of the outstanding membership interest of YTGB Operating Holdings, LLC, requires monthly interest only payments at 6.5% per annum, all outstanding principal and unpaid interest due July 2021.	$5,000,000	$5,000,000

Note payable to a financial institution, requires monthly payments of $1,702, including interest at 5.5%. Collateralized by vehicle, matures January 2023.	60,554	79,857

Note payable to individual, requires monthly payments of $1,000, non-interest bearing, matures July 2020. Collateralized by membership interest in Healthy Harvest Hydro-Organics, LLC.	6,000	18,000

Note payable to a financial institution, requires monthly payments of $1,175, including interest at 5.5%. Collateralized by vehicle, matures January 2020.	1,167	15,110
	5,067,721	5,112,967
Less: Current portion	(24,612)	(42,449)
Long-term debt, net of current portion	$5,043,109	$5,070,518

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 6: LONG-TERM DEBT, (Continued)

Principal maturities on long-term debt for future years are as follows:

Year ending December 31:
2020	$24,612
2021	5,018,430
2022	19,469
2023	5,210
$5,067,721

NOTE 7: LONG-TERM DEBT – RELATED PARTY

Long-term debt – related party consisted of the following at December 31:

	2019	2018

Note payable to individual, requires monthly payments of $14,540, plus interest at 8% per annum. The note is collateralized by membership interest in Oregon Hydro-Organics, LLC. The note is subject to incremental increases of the principal amount if Oregon Hydro-Organics, LLC meets both revenue and EBITDA targets for 2019 and 2020, as defined in the membership purchase agreement. The principal balance at December 31, 2019 includes $114,250 and $170,000 of estimated additional principal for the 2019 and 2020 incremental increases. Monthly principal payments are estimated to increase to $18,404 in March 2020. The note matures October 2024.	$1,009,250	$-

Note payable to related party bearing interest at 5% per annum, requires monthly principal and interest payments of $4,295 through December 2022, a balloon payment of $706,492 is due upon maturity in January 2023. The note is unsecured.	748,365	762,749

Note payable to a related party, collateralized by 5.1% of the outstanding membership interest of YTGB Operating Holdings, LLC, requires monthly interest only payments at US Federal Prime Rate plus 3.75% (8.5% at December 31, 2019), all outstanding principal and unpaid interest is due December 31, 2019, after which it is due on demand.	500,000	500,000

Note payable to individual, requires quarterly payments of $37,500, non-interest bearing, matures October 2020. Collateralized by membership interest in Oregon Hydro-Organics, LLC.	112,500	262,500

Note payable to a related party, requires monthly payments of $17,222, non-interest bearing, matures January 2020. Note issued in connection with non-compete agreement. Unpaid balance of $206,667 was forgiven April 2019.	-	223,889

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 7: LONG-TERM DEBT – RELATED PARTY (Continued)

	2019	2018

Note payable to a related party, requires monthly payments of $2,778, non-interest bearing, matures January 2020. Note issued in connection with non-compete agreement. Unpaid balance of $22,222 was forgiven April 2019.	-	36,111
	2,370,115	1,785,249
Less: Current portion	(796,106)	(903,708)
Long-term debt - related party, net of current portion	$1,574,009	$881,541

Principal maturities on long-term debt – related party for future years are as follows:

Year ending December 31:
2020	$796,106
2021	227,063
2022	235,567
2023	927,345
2024	184,034
$2,370,115

Interest expense from long-term debt with related parties was $96,931 and $92,988 in 2019 and 2018, respectively.

NOTE 8: COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company is obligated under various operating leases for office and retail spaces. Rental expenses under these leases was $1,265,019 and $1,441,734 for the years ended December 31, 2019 and 2018, respectively. Approximate annual minimum lease payments under operating leases as of December 31, 2019 are as follows:

Year ending December 31:
2020	$1,127,886
2021	989,213
2022	822,295
2023	835,233
2024	503,356
Thereafter	1,428,618
$5,706,601

NOTE 9: SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED STATEMENTS OF CASH FLOWS

Non-Cash Activity for the Year Ended December 31, 2019:

The Company issued a note payable of $1,034,250 (including $750,000 of original principal and $284,250 of estimated incremental increases) for purchasing an additional investment in Oregon Hydro-Organics, LLC.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 9: SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED STATEMENTS OF CASH FLOWS, (Continued)

Non-Cash Activity for the Year Ended December 31, 2018:

The Company forgave a note receivable balance of $22,663 due from the seller and issued a $36,000 note payable to the seller as consideration for purchasing an additional investment in Healthy Harvest Hydro-Organics, LLC. The Company issued a note payable of $412,500 for purchasing an additional investment in Oregon Hydro-Organics, LLC.

The Company acquired property and equipment of $116,168 under capital lease arrangements.

	2019	2018

Cash paid during the year for state income taxes	$40,283	$42,436
Cash paid during the year for interest	$400,759	$446,002

NOTE 10: RELATED PARTY TRANSACTIONS

As disclosed in Notes 4 and 7, the Company has advances from related parties and long-term debt with related parties. Total interest expense incurred with related parties was $284,777 and $261,236 for the years ended December 31, 2019 and 2018, respectively.

The Company also has an arrangement with Buffalo Roots, LLC, a related party, by which Buffalo Roots, LLC pays the Company a percentage of monthly sales in exchange for certain administrative and management services. Income received from Buffalo Roots, LLC was $209,657 for the year ended December 31, 2018 and is included in other income in the consolidated statement of operations. The arrangement was terminated January 2019 in connection with the release and transfer of the Company’s ownership interest in Buffalo Roots, LLC, described in Note 1.

The Company has an arrangement with Truth Enterprises, a related party due to common indirect ownership, to charge Truth Enterprises for the use of shared personnel and operating resources. Total income related to shared expenses was $321,930 and $206,235 during 2019 and 2018, respectively. Total product sales to Truth Enterprises were $325,772 and $283,614 during 2019 and 2018, respectively.

Accounts receivable – related party consisted of the following at December 31:

	2019	2018

Truth Enterprises	$31,384	$49,813
Employees	1,170	21,844
Buffalo Roots, LLC	-	4,047
Accounts receivable - related party	$32,554	$75,704

NOTE 11: RETIREMENT PLAN

The Company sponsors a salary deferral retirement savings plan for eligible employees under Internal Revenue Service code section 401(k). The Company may elect to make matching contributions based on participating employees’ elective salary deferrals. The Company expensed matching contributions of $51,278 and $57,929 during 2019 and 2018, respectively.

YTGB OPERATING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 12: BUSINESS COMBINATIONS

Effective January 1, 2018, the Company purchased the 30% non-controlling interest of Healthy Harvest Hydro-Organics, LLC (“HHHO”). As consideration for the purchase, the Company forgave a note receivable balance of $22,663 due from the seller and issued a $36,000 note payable to the seller. Due to the controlling interest in HHHO that existed at December 31, 2017, the accounts of HHHO were already consolidated into the Company’s financial statements. As a result of the purchase, HHHO became a wholly-owned subsidiary of Yeleko GUI, LLC as of January 1, 2018.

Effective January 1, 2018, the Company purchased an additional 26% interest in Oregon Hydro-Organics, LLC (“OHO”). Prior to the purchase, the Company held a 25% interest in OHO. As of December 31, 2017, the Company had significant influence over OHO and accounted for its investment in OHO using the equity method. As a result of the 2018 purchase, the Company owns a 51% controlling interest in OHO which is consolidated into the Company’s financial statements effective January 1, 2018. As consideration for the purchase, the Company paid cash of $37,500 and issued a note payable to the seller for $412,500. As of the acquisition date, the fair value of OHO was estimated to be $1,730,769 and OHO’s book value of net assets acquired of $698,266, consolidated at January 1, 2018, is detailed as follows:

Cash and cash equivalents	$126,264
Inventory	748,711
Prepaid expenses and other current assets	15,342
Property and equipment	73,702
Accounts payable	(241,698)
Accrued expenses	(24,055)
Member's capital	$698,266

In accordance with ASC Topic 805, the 2018 acquisition and fair value re-measurement resulted in goodwill of $1,035,203.

Effective November 30, 2019, the Company purchased the 49% non-controlling interest of OHO. As consideration for the purchase, the Company issued a note payable to the seller for $750,000. The purchase agreement includes variable consideration that shall be owed to the seller if OHO reaches revenue and EBITDA targets for 2019 and 2020, as defined in the purchase agreement. If earned, the additional consideration shall be added to the balance of the note as incremental increases to outstanding principal. Management estimates that the revenue and EBITDA targets will be met for both 2019 and 2020. As such, the purchase price was increased by estimated incremental increases of $284,250 which are included in the note payable balance at December 31, 2019. The agreement includes a provision that from the date of the agreement through the fiscal years 2019 and 2020, the Company shall not cause any change, development, circumstance, effect, or event that, individually or in the aggregate, can reasonably be expected to have, a material adverse effect upon the financial condition of OHO.

NOTE 13: SUBSEQUENT EVENTS

Management evaluates events occurring subsequent to the date of the consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through October 23, 2020, the date the financial statements were available to be issued, and management determined that no subsequent events have occurred that should be disclosed other than the following.

In the first quarter of 2020, the World Health Organization declared the coronavirus outbreak a public health emergency. Depending upon the duration and intensity of the impact of the coronavirus and resulting disruption to the Company's operations, management has concluded the impact on its financial results is uncertain.